EXHIBIT 99.1



Gasco
------
Energy


For Release at 8:00 AM EDT on, May 11, 2005

                    GASCO ENERGY ANNOUNCES FIRST QUARTER 2005
                        FINANCIAL AND OPERATIONAL RESULTS

DENVER - May 11, 2005 - (PRNewswire) - Gasco Energy (AMEX: GSX) yesterday reported its financial and operating results for the quarter ended March 31, 2005.

Financial Results
The company reported a net loss for the first quarter 2005 of $1.7 million, or $0.02 per share, as compared to a net loss for the first quarter of 2004 of $578,000 or $0.01 per share. All per share figures are basic and diluted. Total revenues grew by 68% to a company-record $1.3 million, as compared to $767,000 in the same period in 2004. The growth in revenue is attributed to the addition of gathering system revenues and an increase in interest income, $134,000 and $360,000, respectively.

Oil and gas sales for the first quarter 2005 were $792,000 as compared to $752,000 for the same period in 2004. The company attributes the modest 5%
increase in oil and gas sales to lower average prices received in the first quarter 2005 and to the sale of approximately 50% of the Company's interest in two wells during 2004 that contributed significantly to first quarter 2004 production.

Net cash used in operating activities for the first quarter 2005 was a deficit of $520,000, down 72% from a deficit of $1.8 million for 2004's same period. The decreased deficit was due to the increased component of non-cash items in the company's net loss for the quarter and the net change in operating assets and liabilities as a result of the company's increased level of operations in 2005 as compared to 2004, offset by the larger net loss in 2005 as compared to 2004.

Operations
Gasco posted record quarterly production of 147.1 million cubic feet of natural gas equivalent (MMcfe) versus 135.9 MMcfe for the first quarter 2004, an increase of 8%. The average price received for sales of Gasco's natural gas and liquids was $5.19 per thousand cubic feet of gas (Mcf) and $49.58 per barrel of liquid hydrocarbons for the first quarter 2005. This compares to $5.53 per Mcf and $32.83 per barrel for the same period in 2004.

The Company's initial 2005 capital expenditure budget is set at $38 million for the drilling, completion and pipeline connection of 20 gross, or approximately 13 -14 net, wells in Gasco's Riverbend Project. During the first quarter 2005, the company spudded and reached total depth on five gross wells (approximately
2.9 net wells) in the Riverbend area. Other activity included initial completion operations on five wells and the re-entry of four wells to complete behind-pipe pay zones. Exiting the first quarter 2005, Gasco had 24 gross wells on production and two additional gross wells awaiting completion. Currently, three drilling rigs are operating in the Uinta Basin Riverbend project area.

Management Comment
Commenting on the first quarter 2005 results, Gasco CEO and President, Mark Erickson said: "Gasco is beginning to see the benefits of improved economies of scale in the Riverbend Project. Frac dates are now on a regular schedule, drilling operations are running more smoothly and rig crew performance is looking better. Improving upon that which is in our control offers Gasco a better chance at off-setting rising service costs that are beginning to have an impact on the E&P sector in our areas of operations."

Teleconference Call

A conference call with investors, analysts and other interested parties is scheduled for 11:00 a.m. EDT on Wednesday, May 11, 2005 to discuss 2005 first quarter financial and operating results. You are invited to listen to the call which will be broadcast live over the Internet at www.gascoenergy.com.

Date:        Wednesday, May 11, 2005

Time:        11:00 a.m. EDT
                        10:00 a.m. CDT
                        9:00 a.m. MDT
                        8:00 a.m. PDT

Call:        (866) 392-4171 (US/Canada) and (706) 634-6345 (International),
             passcode 21330

Internet:    Live and rebroadcast over the Internet:  log on to
                 www.gascoenergy.com

Replay:      Available until Friday, May 13 at (800) 642-1687 (US/Canada)
                 and (706) 645-9291 (International) using passcode 21330 and for 30 days at www.gascoenergy.com











                                                             GASCO ENERGY, INC.
                                                        CONSOLIDATED BALANCE SHEETS
                                                                (Unaudited)


                                                                         March 31,          December 31,
                                                                           2005                  2004
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                             $24,229,089          $ 25,717,081
  Restricted investment                                                   3,277,084             3,535,055
  Short-term investments                                                 22,000,000            27,000,000
  Accounts receivable                                                     1,580,003             1,045,044
  Inventory                                                               1,508,196             1,009,914
  Prepaid expenses                                                          332,152               458,555
                                                                        -----------            ----------
          Total                                                         52,926,524             58,765,649
                                                                        -----------            ----------

PROPERTY, PLANT AND EQUIPMENT, at cost
  Oil and gas properties (full cost method)
    Proved mineral interests                                             35,667,806            29,811,483
    Unproved mineral interests                                           17,666,872            18,449,330
    Gathering assets                                                      3,216,447             2,269,580
    Equipment                                                                90,316                89,900
  Furniture, fixtures and other                                             147,041               158,590
                                                                         ----------            ----------
           Total                                                         56,788,482            50,978,883
                                                                         ----------            ----------
  Less accumulated depreciation, depletion and amortization             (2,560,557)           (2,247,032)
                                                                       ------------           -----------
           Total                                                        54,227,925             48,731,851
                                                                       ------------           -----------

OTHER ASSETS
  Restricted investment                                                   7,141,628             6,778,040
  Deferred financing costs                                                2,978,086             3,092,628
                                                                       ------------           -----------
           Total                                                         10,119,714             9,870,668
                                                                       ------------           -----------

TOTAL ASSETS                                                          $ 117,274,163         $ 117,368,168
                                                                      =============         =============













             The notes accompanying the financial statements are an
         integral part of the consolidated financial statements and can be found in Gasco's filing on Form 10-Q dated May 10, 2005.




                                                             GASCO ENERGY, INC.
                                                  CONSOLIDATED BALANCE SHEETS (continued)
                                                                (Unaudited)

                                                                                         March 31,             December 31,
                                                                                           2005                    2004

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                                    $     310,916            $ 1,447,149
  Revenue payable                                                                           409,978                334,765
  Advances from joint interest owners                                                     1,225,534                891,999
  Accrued interest                                                                        1,588,889                695,139
  Accrued expenses                                                                        3,972,088              2,677,352
                                                                                          ---------              ---------
           Total                                                                         7,507,405               6,046,404
                                                                                         ----------              ---------

NONCURRENT LIABILITES
   5.5% Convertible Senior Notes                                                         65,000,000             65,000,000
   Asset retirement obligation                                                              121,362                108,566
   Deferred rent expense                                                                     13,735                      -
                                                                                         ----------             ----------
       Total                                                                             65,135,097             65,108,566
                                                                                         ----------             ----------

STOCKHOLDERS' EQUITY
  Series B  Convertible  Preferred  stock  -  $.001  par  value;  20,000  shares authorized;  943 shares issued and outstanding with a liquidation preference of $414,920 in 2005 and 2,255 shares issued and
    outstanding with  a liquidation preference of $992,200 in 2004                                1                      2
  Common stock - $.0001 par value; 100,000,000 shares authorized;
     71,415,594 shares issued and 71,341,894 outstanding in 2005;
     70,590,909 shares issued and 70,517,209 shares outstanding in 2004                       7,142                  7,059
  Additional paid in capital                                                             76,339,572             76,346,463
  Deferred compensation                                                                   (387,040)              (512,440)
  Accumulated deficit                                                                  (31,197,719)           (29,497,591)
  Less cost of treasury stock of 73,700 common shares                                     (130,295)              (130,295)
                                                                                     --------------             ----------
           Total                                                                        44,631,661              46,213,198
                                                                                     --------------           ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $ 117,274,661           $ 117,368,168
                                                                                     =============-          =============












             The notes accompanying the financial statements are an
         integral part of the consolidated financial statements and can be found in Gasco's filing on Form 10-Q dated May 10, 2005.



                               GASCO ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                Three Months Ended
                                                                     March 31,
                                                        ----------------------------------------
                                                                2005                      2004

REVENUES
  Gas                                                      $  714,732                $  701,624
  Oil                                                          76,795                    49,894
  Gathering                                                   133,767                         -
  Interest income                                             360,053                    15,257
                                                              -------                   -------
          Total                                             1,285,347                   766,775
                                                            ---------                   -------

OPERATING EXPENSES
  General and administrative                                1,223,798                   845,151
  Lease operating                                             156,432                   161,068
  Gathering operations                                        224,747                         -
  Depletion, depreciation and amortization                    372,236                   237,135
  Interest expense                                          1,008,262                    67,507
                                                            ---------                 ---------
           Total                                            2,985,475                 1,310,861
                                                            ---------                 ---------

NET LOSS                                                  (1,700,128)                 (544,086)

Preferred stock dividends                                     (7,162)                  (33,993)
                                                        -------------               -----------

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS            $ (1,707,290)               $ (578,079)
                                                        =============               ===========


NET LOSS PER COMMON SHARE - BASIC AND DILUTED               $  (0.02)                 $  (0.01)
                                                            =========                 =========

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING - BASIC AND DILUTED                          70,042,691                55,570,587
                                                           ==========                ==========














             The notes accompanying the financial statements are an
         integral part of the consolidated financial statements and can be found in Gasco's filing on Form 10-Q dated May 10, 2005.






                               GASCO ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                                                                     Three Months Ended
                                                                                           March 31,
                                                                               ----------------------------------
                                                                                 2005                    2004
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                     $(1,700,128)          $ (544,086)
  Adjustment to reconcile net loss to net cash used in operating activities
     Depreciation, depletion and impairment expense                                 369,596              232,303
     Accretion of asset retirement obligation                                         2,640                4,832
     Amortization of deferred compensation                                          125,400               27,656
    Amortization of beneficial conversion feature                                         -                8,334
    Non-cash rent expense                                                            13,735                    -
    Amortization of deferred financing costs                                        114,542                9,310
     Changes in operating assets and liabilities:
        Accounts receivable                                                       (534,959)            (370,713)
      Inventory                                                                   (498,282)            (614,825)
      Prepaid expenses                                                              126,403              390,477
        Accounts payable                                                        (1,136,233)            (385,996)
      Revenue payable                                                                75,213              245,085
      Advances from joint interest owners                                           333,535                    -
        Accrued interest                                                            893,750                    -
        Accrued expenses                                                         1,294,736             (844,220)
                                                                                 ----------            ---------
                Net cash used in operating activities                             (520,052)          (1,841,143)
                                                                                  ---------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for furniture, fixtures and other                                      (44,522)             (10,966)
  Cash paid for acquisitions, development and exploration                       (6,639,094)          (4,341,561)
  Proceeds from property sales                                                      828,102                    -
  Proceeds from sale of short-term investments                                    5,000,000                    -
                                                                                  ---------          -----------
               Net cash used in investing activities                              (855,514)          (4,352,527)
                                                                                  ---------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Preferred dividends                                                               (6,809)             (20,555)
  Cash designated as restricted                                                   (105,617)                    -
  Exercise of options to purchase common stock                                            -               33,336
  Proceeds from sale of common stock                                                      -           21,500,001
  Cash paid for offering costs                                                            -          (1,429,659)
                                                                                  ----------         -----------
  Net cash provided by (used in) financing activities                             (112,426)           20,083,123
                                                                                  ---------           ----------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                                   (1,487,992)           13,888,753

CASH AND CASH EQUIVALENTS:

    BEGINNING OF PERIOD                                                          25,717,081            3,081,109
                                                                                 ----------            ---------

    END OF PERIOD                                                              $ 24,229,089         $ 16,969,862
                                                                               ============         ============

             The notes accompanying the financial statements are an
         integral part of the consolidated financial statements and can be found in Gasco's filing on Form 10-Q dated May 10, 2005.







  [The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Gasco's filing on
                        Form 10-Q dated May 10, 2005. ]

About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.

Forward-looking statements
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

                                     --30--